                                                                    EXHIBIT 10.7

                          [LOGO] Western Financial Bank

                                 PROMISSORY NOTE

----------------------------------------------------------------------------------------------------------
  Principal      Loan Date     Maturity    Loan No   Call   Collateral   Account   Officer     Initials

$10,000,000.00   12-12-2000   12-31-2001     9002     4a0      3100      0001910    00905    /s/ ILLEGIBLE
----------------------------------------------------------------------------------------------------------
     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
----------------------------------------------------------------------------------------------------------

Borrower: Fresh Enterprises, Inc.; ET. AL.    Lender: Western Financial Bank
          225 W. Hillcrest Drive, Suite 351           Commercial Banking Group
          Thousand Oaks, CA 91360                     15750 Alton Parkway
                                                      Irvine, CA 92618

================================================================================

Principal Amount: $10,000,000.00   Initial Rate: 9.750%   Date of Note: December 12, 2000

PROMISE TO PAY. Fresh Enterprises, Inc. and Baja Fresh Westlake Village, Inc., dba Baja Fresh Mexican Grill (referred to in this Note individually and collectively as "Borrower") jointly and severally promise to pay to Western Financial Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 31, 2001. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning February 1, 2001, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime rate as published in the Wall Street Journal. When a range of rates is published the higher rate will be used (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each Day. The index currently is 9.500%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.250 percentage points over the index, resulting in an initial rate of 9.750%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $99.99. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

DEFAULT. Borrower will be in default (A).

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 4.250 percentage points over the Index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Greg Dollarhyde and Donald Breen. Any one (1) of the authorized parties may request advances under this line of credit. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right,

12-12-2000                       PROMISSORY NOTE                          Page 2
Loan No 9002                      (Continued)
================================================================================

concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Borrower agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

5-YEAR EXTENSION. Notwithstanding anything to the contrary, and so long as there exists no Event of Default, upon maturity of this Note, the existing maturity date of December 31, 2001, will be extended five (5) years and the then outstanding principal balance will be repaid by Borrower to Lender in equal monthly principal payments. In addition, Borrower shall pay Lender monthly payments of accrued unpaid interest. The interest rate shall be selected by Borrower from one of the three (3) options more fully referenced on the attached Exhibit "A", which is incorporated herein by reference.

The Variable Interest Rate, referenced in item (a) on the attached Exhibit "A", shall change from time to time based on changes to the Prime rate as published in the Wall Street Journal ("Index"). The interest rate change will not occur more often than each DAY. The interest rate to be applied to the unpaid principal balance shall be at a rate of 0.250 percentage points over the Index.

OTHER COVENANT. Borrower acknowledges that no advances on this line of credit will be permitted prior to January 2, 2001.

RIDERS. All changes contained herein are included on the attached Exhibit "X".

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:


Fresh Enterprises, Inc.


By:/s/ Greg Dollarhyde
   -----------------------------------------
   Greg Dollarhyde, President & CEO


By:/s/ Donald Breen
   -----------------------------------------
   Donald Breen, Senior Vice President & CFO


Baja Fresh Westlake Village, Inc. dba Baja Fresh Mexican Grill, Co-Borrower


By:/s/ Greg Dollarhyde
   -----------------------------------------
   Greg Dollarhyde, President & CEO


By:/s/ Donald Breen
   -----------------------------------------
   Donald Breen, Senior Vice President & CFO

================================================================================

                                  EXHIBIT "A"

This exhibit is made a part of that Promissory Note dated December 12, 2000 in the amount of $l0,000,000.00 between Fresh Enterprises, Inc. and Baja Fresh Westlake Village, Inc., dba Baja Fresh Mexican Grill ("Borrower") and Western Financial Bank ("Lender").

INTEREST RATE OPTIONS.

(a) Default Option. The interest rate margin and index described in the "Variable Interest Rate" paragraph (the "Default Option").

(b) 3-Month LIBOR. A margin of 3.00 percentage points over LIBOR. For purposes of this Note, 3-Month LIBOR shall mean the average of interbank offered rates for 3 month U.S. dollar-denominated deposits in the London market, as published in the Western Edition of the Wall Street Journal and rounded upwards, if necessary, to the nearest one eighth (.125) of one percentage point.

(c) 6-Month LIBOR. A margin of 3.00 percentage points over LIBOR. For purposes of this Note, 6-Month LIBOR shall mean the average of interbank offered rates for 6 month U.S. dollar-denominated deposits in the London market, as published in the Western Edition of the Wall Street Journal and rounded upwards, if necessary, to the nearest one eighth (.125) of one percentage point.

ADVANCES.

Request for Advance. Each request for an Advance shall be made by an irrevocable notice to Lender which specifies: (i) whether the requested Advance is to be an Advance which bears interest as provided in the "Variable Interest Rate" paragraph or an Advance which bears a LIBOR interest rate as provided in (b) or
(c) of the "Interest Rate Options" section, (ii) the amount of the requested Advance, (iii) the date of the requested Advance, which must be a Business Day, and (iv) if the requested Advance is to be a LIBOR Advance, the initial interest period selected by Borrower for such Advance, as assigned to each available LIBOR rate defined in the "Interest Rate Options" section. For each LIBOR Advance, Borrower shall give the Request for Advance to Lender at least two (2) Business Days before the date of the requested Advance. Each Request for Advance shall be given by telephone or facsimile and thereafter immediately confirmed by Borrower in writing to Lender. Notwithstanding anything contained in this Agreement to the contrary, Lender shall have no obligation to make any LIBOR Advance unless the requested LIBOR Advance is or will be at least Five Hundred Thousand Dollars ($500,000.00).

Interest Period. The interest rate applicable to each LIBOR Advance shall be adjusted on the first day of each interest period. If any interest period would otherwise expire on a day which is not a Business Day, such interest period shall expire on the next succeeding Business Day. No interest period shall extend beyond the Note's maturity date.

                                  EXHIBIT "A"

This exhibit is made a part of that Promissory Note dated December 12, 2000 in the amount of $l0,000,000.00 between Fresh Enterprises, Inc. and Baja Fresh Westlake Village, Inc., dba Baja Fresh Mexican Grill ("Borrower") and Western Financial Bank ("Lender").

INTEREST RATE OPTIONS.

(a) Default Option. The interest rate margin and index described in the "Variable Interest Rate" paragraph (the "Default Option").

(b) 3-Month LIBOR. A margin of 3.00 percentage points over LIBOR. For purposes of this Note, 3-Month LIBOR shall mean the average of interbank offered rates for 3 month U.S. dollar denominated deposits in the London market, as published in the Western Edition of the Wall Street Journal and rounded upwards, if necessary, to the nearest one eighth (.125) of one percentage point.

(c) 6-Month LIBOR. A margin of 3.00 percentage points over LIBOR. For purposes of this Note, 6-Month LIBOR shall mean the average of interbank offered rates for 6 month U.S. dollar denominated deposits in the London market, as published in the Western Edition of the Wall Street Journal and rounded upwards, if necessary, to the nearest one eighth (.125) of one percentage point.

ADVANCES.

Request for Advance. Each request for an Advance shall be made by an irrevocable notice to Lender which specifies: (i) whether the requested Advance is to be an Advance which bears interest as provided in the "Variable Interest Rate" paragraph or an Advance which bears a LIBOR interest rate as provided in (b) or
(c) of the "Interest Rate Options" section, (ii) the amount of the requested Advance, (iii) the date of the requested Advance, which must be a Business Day, and (iv) if the requested Advance is to be a LIBOR Advance, the initial interest period selected by Borrower for such Advance, as assigned to each available LIBOR rate defined in the "Interest Rate Options" section. For each LIBOR Advance, Borrower shall give the Request for Advance to Lender at least two (2) Business Days before the date of the requested Advance. Each Request for Advance shall be given by telephone or facsimile and thereafter immediately confirmed by Borrower in writing to Lender. Notwithstanding anything contained in this Agreement to the contrary, Lender shall have no obligation to make any LIBOR Advance unless the requested LIBOR Advance is or will be at least Five Hundred Thousand Dollars ($500,000.00).

Interest Period. The interest rate applicable to each LIBOR Advance shall be adjusted on the first day of each interest period. If any interest period would otherwise expire on a day which is not a Business Day, such interest period shall expire on the next succeeding Business Day. No interest period shall extend beyond the Note's maturity date.

                                  EXHIBIT "A"

Subsequent Interest Periods. Borrower shall notify Lender by an irrevocable notice at least two (2) Business Days prior to the last day of each interest period of the time period selected by Borrower for the next succeeding interest period for such Advance as available in the "Interest Rate Options" section. Each Notice of Interest Period Selection shall be given by telephone or facsimile and thereafter immediately confirmed by Borrower in writing to Lender. If Borrower fails to give Lender a Notice of Interest Period Selection, the Advance will automatically convert to a Variable Interest Rate Advance on the last day of the then existing interest period for such Advance.

CONVERSION OF VARIABLE INTEREST RATE ADVANCE.

Borrower may convert any Variable Interest Rate Advance into a LIBOR Advance, as provided in (b) or (c) of the "Interest Rate Options" section, or any such LIBOR Advance into a Variable Interest Rate Advance. Any conversion of a LIBOR Advance into a Variable Interest Rate Advance shall be made on, and only on, the last day of the interest period for that Advance, as provided in the "Interest Rate Options" section and assigned to that Advance. Borrower shall request Lender to make a conversion of a Variable Interest Rate Advance into a LIBOR Advance by an irrevocable notice to Lender which specifies: (i) the Variable Interest Rate Advance to be converted; (ii) the date of the requested conversion, which shall be a Business Day; and (iii) the initial interest period selected by Borrower for such Advance in accordance with each available LIBOR rate defined in the "Interest Rate Options" section. Borrower shall give each Request for Conversion to Lender at least two (2) Business Days before the date of the requested conversion. Each Request for Conversion shall be given by telephone or facsimile and thereafter immediately confirmed by Borrower in writing to Lender.

Prepayment of LIBOR Advance.

Upon prepayment of any LIBOR Advance on a day other than the last day of the interest period for that LIBOR Advance, Borrower shall pay to Lender a prepayment fee calculated by multiplying the principal amount being prepaid times the number of days between the date of the prepayment and the last day of the interest period divided by 360, times the applicable Interest Differential; provided that no such fee shall be payable if the product of the foregoing formula is not positive. "Interest Differential" means, with respect to any prepayment, (i) the per annum interest rate payable under this Agreement with respect to the applicable LIBOR Advance as of the date of prepayment, minus (ii) the Term Fed Funds (SOLD) Rate on the date of the prepayment in an amount approximately equal to the principal amount being prepaid. "Term Fed Funds
(SOLD) Rate" means the rate per annum determined by Lender in its sole discretion and announced from time to time as its Term Fed Funds (SOLD) Rate for a period approximately equal to the period from the date of the prepayment to the last day of the interest period.

                                  EXHIBIT "X"

Riders to Promissory Note in the amount of $10,000,000.00 by and between Fresh Enterprises, Inc. and Baja Fresh Westlake Village, Inc., dba Baja Fresh Mexican Grill (individually and collectively "Borrower"), and Western Financial Bank ("Lender")

Rider (A):
---------

upon the occurrence and during the continuance of an "Event of Default" as defined in the Business Loan Agreement dated December 12, 2000 between Borrower and Lender

BORROWER:

Fresh Enterprises, Inc.


By: /s/ Greg Dollarhyde
    -----------------------------------------
    Greg Dollarhyde, President & CEO


By: /s/ Donald Breen
    -----------------------------------------
    Donald Breen, Senior Vice President & CFO


Baja Fresh Westlake Village, Inc., dba Baja Fresh Mexican Grill


By: /s/ Greg Dollarhyde
    -----------------------------------------
    Greg Dollarhyde, President, & CEO


By: /s/ Donald Breen
    -----------------------------------------
    Donald Breen, Senior Vice President & CFO


LENDER:


Western Financial Bank


By: /s/ Richard Wagner
    -----------------------------------------
    Authorized Officer

                          [LOGO] Western Financial Bank

                           CHANGE IN TERMS AGREEMENT

----------------------------------------------------------------------------------------------------
   Principal     Loan Date    Maturity     Loan No     Call/Coll   Account   Officer     Initials
$16,000,OOO.0O   09-27-2001   09-30-2002   0199 (CM)   4A0/3100    0001910    00905    /s/ Illegible
----------------------------------------------------------------------------------------------------
 References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.
             Any item above containing ****** has been omitted due to text length limitations.
----------------------------------------------------------------------------------------------------

Borrower: Fresh Enterprises, Inc.                            Lender: Western Financial Bank
          Baja Fresh Westlake Village, Inc. dba Baja Fresh           Commercial Banking Group
          Mexican Grill                                              15750 Alton Parkway
          225 W. Hillcrest Drive, Suite 351                          Irvine, CA 92618
          Thousand Oaks, CA 91360

================================================================================

Principal Amount: $16,000,000.00           Date of Agreement: September 27, 2001

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note in the original amount of $10,000,000.00 dated December 12, 2000, with a current principal balance of $9,650,000.00, along with all renewals, extensions and/or modifications.

DESCRIPTION OF CHANGE IN TERMS. Effective October 1, 2001, and only upon verification by Lender of a $12,000,000.00 Preferred Stock Series C equity contribution by Borrower's stockholders, the following changes to this Note shall be executed:

     The principal amount is increased to Sixteen Million & 00/100 Dollars ($16,000,000.00).

     The maturity date is extended to September 30, 2002.

     Upon request of Borrower to Lender and so long as there exists no Event of Default, this Note shall be extended to December 31, 2002 upon execution of related documentation and payment of a $16,000.00 fee by Borrower to Lender.

     The maturity date, as referenced in the 5-Year Extension section of this Note, is hereby amended to September 30, 2002 and subsequently, if applicable, to December 31, 2002.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations. Including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

BORROWER:

FRESH ENTERPRISES, INC


By: /s/ Greg Dollarhyde                  By: /s/ Donald Breen
   -----------------------------------      ------------------------------------
    Greg Dollarhyde, President &             Donald Breen, Senior Vice Pres. &
    CEO of Fresh Enterprises, Inc.           CFO of Fresh Enterprises, Inc.


BAJA FRESH WESTLAKE VILLAGE, INC. DBA BAJA FRESH MEXICAN GRILL


By: /s/ Greg Dollarhyde                  By: /s/ Donald Breen
   -----------------------------------      ------------------------------------
    Greg Dollarhyde, President &             Donald Breen, Senior Vice Pres. &
    CEO of Baja Fresh Westlake Village       CFO of Baja Fresh Westlake Village
    Inc. dba Baja Fresh Mexican Grill        Inc. dba Baja Fresh Mexican Grill.


LENDER:


WESTERN FINANCIAL BANK


    /s/ Richard Wagner
   -----------------------------------
   Authorized Signer

================================================================================